      As filed with the Securities and Exchange Commission on July 28, 2000
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              FLORSHEIM GROUP INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     36-3520923
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

        200 N. LaSalle Street
          Chicago, Illinois                                 60601
(Address of principal executive offices)                 (Zip Code)

                              FLORSHEIM GROUP INC.
                 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED

                            (Full title of the plans)

                                LARRY R. SOLOMON
                                    Secretary
                              Florsheim Group Inc.
                              200 N. LaSalle Street
                             Chicago, Illinois 60601
                     (Name and address of agent for service)

                                 (312) 559-2500
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:
                               PETER S. SARTORIUS
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed maximum           Proposed maximum
    Title of securities            Amount to be             offering price               aggregate                 Amount of
     to be registered             registered (1)             per share (2)           offering price (2)       registration fee (2)
---------------------------  ------------------------  -------------------------  ------------------------  ------------------------
Common Stock, without par
value                            200,000 shares                $1.9375                   $387,500                  $102.30
===========================  ========================  =========================  ========================  ========================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on July 26 , 2000 as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 200,000 shares (the "Shares") of Common Stock, no par value. The Shares are securities of the same class and relating to the same employee benefit plan, the Florsheim Group Inc. 1994 Stock Option Plan, as amended and restated, as those shares registered in the Registrant"s registration statement on Form S-8, previously filed with the Securities and Exchange Commission on June 20, 1996. The earlier registration statement on Form S-8, Registration No. 333-06353, is hereby incorporated by reference.


ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.                Description
-----------                -----------
   5                       Opinion of Morgan, Lewis & Bockius LLP as to the
                           legality of the shares being registered.

   10.1 Florsheim Group Inc. 1994 Stock Option Plan, as amended and restated.

   23.1                    Consent of KPMG LLP.

   23.2                    Consent of Morgan, Lewis & Bockius LLP (included in
                           Exhibit 5).

   24 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

                      The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                      10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                      arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of July, 2000.

                                             FLORSHEIM GROUP INC.


                                             by:      /s/ Thomas P. Polke
                                                      Thomas P. Polke
                                                      Executive Vice President,
                                                      Chief Financial Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Florsheim Group Inc. hereby constitutes and appoints Thomas P. Polke, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature                                         Capacity                                Date
---------                                         --------                                ----
/s/ Peter P. Corritori, Jr.             Chairman of the Board and                    July 28, 2000
------------------------------          Chief Executive Officer
Peter P. Corritori, Jr.

/s/ Thomas P. Polke                     Executive Vice President,                    July 28, 2000
------------------------------          Chief Financial Officer
Thomas P. Polke                         (Principal Financial Officer)

/s/ F. Terrence Blanchard               Vice President, Controller                   July 28, 2000
------------------------------          (Principal Accounting Officer)
F. Terrence Blanchard

/s/ Adam M. Aron                        Director                                     July 28, 2000
------------------------------
Adam M. Aron

/s/ Bernard Attal                       Director                                     July 28, 2000
------------------------------
Bernard Attal

/s/ Robert H. Falk                      Director                                     July 28, 2000
------------------------------
Robert H. Falk

Signature                                         Capacity                                Date
---------                                         --------                                ----
/s/ Michael S. Gross                    Director                                     July 28, 2000
------------------------------
Michael S. Gross

/s/ John J. Hannan                      Director                                     July 28, 2000
------------------------------
John J. Hannan

------------------------------          Director                                     July __, 2000
Joshua J. Harris

/s/ John H. Kissick                     Director                                     July 28, 2000
------------------------------
John H. Kissick

/s/ Ronald J. Mueller                   Director                                     July 28, 2000
------------------------------
Ronald J. Mueller

/s/ Michael D. Weiner                   Director                                     July 28, 2000
------------------------------
Michael D. Weiner

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
   5                       Opinion of Morgan, Lewis & Bockius LLP as to the
                           legality of the shares being registered.

   10.1 Florsheim Group Inc. 1994 Stock Option Plan, as amended and restated.

   23.1                    Consent of KPMG LLP.

   23.2                    Consent of Morgan, Lewis & Bockius LLP (included in
                           Exhibit 5).

   24 Power of Attorney (set forth on the signature page of this Registration Statement).